Exhibit 10.4E

FOURTH AMENDMENT TO LEASE
This Fourth Amendment to Lease (this “Fourth Amendment”) is entered into as of the 24th day of March, 2023, by and between HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”), and ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation (“Tenant”).
R E C I T A L S :
A.Landlord and Tenant are parties to that certain Lease dated June 28, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease dated April 19, 2021 (the “First Amendment”,) and that certain Second Amendment to Lease (Partial Lease Termination) dated November 1, 2021 (the “Second Amendment”) and that certain Third Amendment to Lease (Partial Lease Termination) dated March 24, 2023 (the “Third Amendment” and together with the Original Lease, the First Amendment and the Second Amendment, the “Lease”), whereby Tenant leases (subject to Recital B below) approximately 119,642 rentable square feet of space (“RSF”), consisting of (i) all of the rentable area (containing 39,967 RSF) (the “900 Premises”) in the building located at 900 Saginaw Drive, Redwood City, California (the “900 Building”), and (ii) all of the rentable area (containing 79,675 RSF RSF) (the “100 Premises” or the “Expansion Premises”) in the building located at 100 Cardinal Way, Redwood City, California (the “100 Building”) (collectively, the “Premises”).
B.Landlord and Tenant are concurrently entering into the Third Amendment in order to provide for the termination of the Lease with respect to the 900 Premises pursuant to the terms thereof.
C.Tenant and Landlord desire to enter into this Fourth Amendment in order to provide for additional tenant improvement allowance funds in connection with Tenant’s ongoing construction of Tenant Improvements in the 100 Premises pursuant to the terms of the Tenant Work Letter attached to the First Amendment as Exhibit B (the “First Amendment Tenant Work Letter”), and otherwise amend the Lease pursuant to the terms hereof.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.
1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

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2.Second Additional Tenant Improvement Allowance. Pursuant to the terms of the First Amendment Tenant Work Letter, Tenant received an Expansion Premises Tenant Improvement Allowance and an Additional TI Allowance in connection with Tenant’s construction of Expansion Tenant Improvements in the 100 Premises (referred to therein as the Expansion Premises). In addition to the foregoing allowances, from and after the date of this Fourth Amendment, Tenant shall have the right, by written notice to Landlord given on or before the Second Additional TI Allowance Outside Date, to cause Landlord to provide up to $2,000,000.00 (the “Second Additional TI Allowance”) towards the payment of the costs of the Tenant Improvement Allowance Items for the 100 Premises only (referred to in the First Amendment Tenant Work Letter as the Expansion Premises) as additional Expansion Tenant Improvements, and accordingly the construction of such Expansion Tenant Improvements and corresponding disbursement of the Second Additional TI Allowance shall be pursuant to the terms of the First Amendment Tenant Work Letter, and accordingly the terms of such First Amendment Tenant Work Letter are incorporated herein by reference. In the event Tenant timely exercises its right to use all or any portion of the Second Additional TI Allowance, Tenant shall be required to pay Landlord, commencing on the first day of the calendar month following the month during which Landlord makes the first disbursement of the Second Additional TI Allowance that Tenant has elected to use (the “Second Additional Payment Commencement Date”), the “Second Additional TI Allowance Payment,” as that term is defined below, in consideration of Landlord’s provision of the Second Additional TI Allowance. The “Second Additional TI Allowance Payment” shall be determined as the missing component of an annuity, which annuity shall have (i) the amount of the Second Additional TI Allowance utilized by Tenant (the “Utilized Amount”) as the present value amount, (ii) a number equal to the number of full calendar months then remaining in the Lease Term as the number of payments, (iii) a monthly interest factor equal to seventy-five one-hundredths percent (0.75%), which is equal to nine percent (9%) divided by twelve (12) months per year, and (iv) the Second Additional TI Allowance Payment as the missing component of the annuity. For the avoidance of doubt, such amounts shall not be subject to annual increase. Following the calculation of the Second Additional TI Allowance Payment, Landlord and Tenant will enter into a lease amendment to confirm the amount thereof. Provided that Tenant has timely elected to cause Landlord to provide all or any portion of the Second Additional TI Allowance, any portion of the Second Additional TI Allowance as to which Tenant has not properly requested disbursement by September 30, 2026 (as such date may be extended by one (1) day for each day of delay by Tenant in completing the Expansion Tenant Improvements due to an event that qualifies as a Landlord Caused Delay or Coronavirus Delay (as such terms are defined in the First Amendment Tenant Work Letter)) (the “Second Additional TI Allowance Outside Date”), shall revert to Landlord and Tenant shall have no further rights with respect thereto. For the avoidance of doubt, Tenant is not required to expend the Second Additional TI Allowance equally across the 100 Premises (or Expansion Premises). The terms of Section 2.3 of the First Amendment Tenant Work Letter shall also apply to the Second Additional TI Allowance. Landlord hereby approves DGA or CAS as the Architect and Landmark Builders, XL, Hathaway Dinwiddie, Novo Construction or Dome Construction as the Contractor. A fee payable to PMA in the amount of $1.83 per RSF of the portion of the 100 Premises (or Expansion Premises) that are subject to the construction of the Expansion Tenant Improvements paid for with the Second Additional TI Allowance (rather than the amount set forth in Section 4.1.1 of the First Amendment Tenant

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Work Letter), shall be payable to Landlord from the Second Additional TI Allowance. Landlord generally approves the construction of laboratory space on the second (2nd) floor of the 100 Premises, provided that the implementation of the same remains subject to Landlord’s review and approval pursuant to the terms of the Lease and the First Amendment Tenant Work Letter. In connection with the foregoing, Landlord may require removal and restoration of the Expansion Tenant Improvements that utilize the Second Additional TI Allowance only if Landlord has not agreed in Sections 2.1 or 3.2 of Exhibit B to the First Amendment that such Tenant Improvements do not need to be restored and provides written notice to Tenant at the time Landlord provides consent to the proposed Expansion Tenant Improvements and the same constitute “Specialty Improvements” (as hereinafter defined). As used herein, “Specialty Improvements” means, any alterations, additions or improvements made to the 100 Premises which are not typical alterations, additions or improvements found in the premises of tenants of similar, First Class Life Sciences Projects.
3.Letter of Credit. Pursuant to the terms of Section 4 of the Third Amendment, following the reduction of the L-C due to the termination of the Lease with respect to the 900 Premises, the L-C to be held by Landlord shall be in the amount of $1,881,586.10 (the “Current L-C Amount”). In the event Tenant exercises its right to use all or any portion of the Second Additional TI Allowance, then notwithstanding anything in the Lease to the contrary, Tenant shall be required to increase such Current L-C Amount by an amount equal to ten percent (10%) of the Utilized Amount (the “L-C Increase Amount”). Accordingly, within ten (10) business days of Tenant’s election to utilize all or any portion of the Second Additional TI Allowance, Tenant shall provide an L-C (via delivery of a new L-C in an amount equal to the sum of the Current L-C Amount and the L-C Increase Amount or an amendment to the existing L-C increasing the L-C by the L-C Increase Amount) which shall in either event be in a form reasonably acceptable to Landlord and in conformance with the terms of the Lease. To the extent that Tenant delivers a new, replacement L-C (rather than an amendment to the existing L-C), Landlord shall return the existing L-C within ten (10) business days following receipt of such new, replacement L-C. To the extent that the total amount held by Landlord at any time as security for the Lease, as hereby amended, is less than the amount required, Tenant shall provide the difference to Landlord pursuant to the terms of the Lease. Landlord and Tenant will enter into a lease amendment to confirm the terms of this Section 3 in the event Tenant elects to utilize all or any portion of the Second Additional TI Allowance.
4.No Mortgage. Landlord represents and warrants that there is no mortgage or deed of trust encumbering the 100 Building.
5.Counterparts; Signatures. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. The parties hereto consent and agree that this Fourth Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fourth Amendment using electronic signature technology,

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by clicking “SIGN”, such party is signing this Fourth Amendment electronically, and (2) the electronic signatures appearing on this Fourth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
6.Binding Effect. This Fourth Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.
7.Time of the Essence. Time is of the essence of this Fourth Amendment and the provisions contained herein.
8.Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Fourth Amendment.
9.Voluntary Agreement. The parties have read this Fourth Amendment and mutual release as contained herein, and on the advice of counsel they have freely and voluntarily entered into this Fourth Amendment.
10.No Further Modification. Except as set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.
[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment as of the day and year first above written.

“LANDLORD”		“TENANT”
HCP LS REDWOOD CITY, LLC, a Delaware limited liability company		ADVERUM BIOTECHNOLOGIES, INC., a Delaware corporation
By:	/s/ Scott Bohn	By:	/s/ Peter Soparkar
Name:	Scott Bohn	Name:	Peter Soparkar
Its:	Chief Development Officer	Its:	Chief Operating Officer
Reviewed by ADVM Legal: JR

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